Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-1 No. 333-217161) of Windtree Therapeutics, Inc. and in related Prospectuses,

2)

Registration Statement (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-111360, Form S-3 No. 333-118595, Form S-3 No. 333-121297, Form S-3 No. 333-122887, Form S-3 No. 333-128929, Form S-3 No. 333-133786, Form S-3 No. 333-139173, Form S-3 No. 333-156237, Form S-3 No. 333-187934, Form S-3 No. 333-193490, and Form S-3 No. 333-196420) of Windtree Therapeutics, Inc. and in related Prospectuses,

3)

Registration Statement (Form S-8 No. 333-180497, Form S-8 No. 333-184277, Form S-8 No. 333-189966, Form S-8 No. 333-197139, Form S-8 No. 333-209141, and Form S-8 No. 333-224338) pertaining to the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan,

4)	Registration Statement (Form S-8 No. 333-148028) pertaining to the Windtree Therapeutics, Inc. 2007 Long-Term Incentive Plan,

5)

Registration Statement (Form S-8 No. 333-33900, Form S-8 No. 333-55900, Form S-8 No. 333-67422, Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-116268, Form S-8 No. 333-127790, Form S-8 No. 333-138476, Form S-8 No. 333-208879, Form S-3 No. 333-209141 and Form S-8 No. 210464) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc.,

6)

Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc., the 1996 Stock Option/Stock Issuance Plan of Windtree Therapeutics, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc., and

7)

Registration Statement (Form S-8 No. 333-110412, Form S-8 No. 333-137643, Form S-8 No. 333-156443, Form S-8 No. 333-164470, Form S-8 No. 333-165809, Form S-8 No. 333-169662, Form S-8 No. 333-173259, Form S-8 No.333-180497, Form S-8 No. 333-187486, Form S-8 No. 333-191502, Form S-8 No. 333-197139, Form S-8 No. 333-201478, Form S-8 No. 333-208879, and S-8 No. 333-209141) pertaining to the 401(k) Plan of Windtree Therapeutics, Inc.,

of our report dated April 16, 2019, with respect to the consolidated financial statements of Windtree Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Windtree Therapeutics, Inc. and subsidiaries for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 16, 2019